                                  EXHIBIT 4.7

                   [Form of Warrant Issued to Venture Lending]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             BIOCIRCUITS CORPORATION

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


No. 1996-___                                                        4,605 Shares


     FOR VALUE RECEIVED, BIOCIRCUITS CORPORATION, a Delaware corporation (the "Company"), with its principal office at 1324 Chesapeake Terrace, Sunnyvale, California 94089, hereby certifies that Venture Lending, a division of Cupertino National Bank & Trust Company ("Holder"), or its assigns, in consideration for a loan and other financial accommodations, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Standard Time) November 1, 2006 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

     Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of seventy percent (70%) of the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market System or on the primary national securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Western Edition of THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the Nasdaq National Market System) on the day immediately prior to the date of exercise (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

                                     1.

     SECTION 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

     In addition to and without limiting the rights of Holder under any other terms set forth herein, Holder shall have the right, upon written request by Holder delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time after the Exercise Date and on or before the Expiration Date, for the number of shares of Common Stock of the Company having an aggregate current market price on the date of such exchange (determined as provided in Section 6(b) below) equal to the difference between (a) the aggregate current market value on the date of such exchange (determined as aforesaid) of a number of Warrant Shares designated by Holder, and (b) the aggregate Exercise Price Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of Warrant Shares and, if a balance of purchasable Warrant Shares remains after such exchange, the Company shall execute and deliver to Holder a new Warrant evidencing the right to purchase such balance of Warrant Shares; PROVIDED, that no fractional shares shall be issuable upon such exchange, and if the number of shares of Common Stock determined in accordance with the foregoing formula is other than a whole number, the Company shall pay Holder an amount by check, determined in accordance with the provisions of Section 3.

     SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.
                                  2.

     SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

     The current market price of a share of Common Stock for purposes of this
Section is the Quoted Price (as defined in Section 6(b) below) of the Common Stock on the last trading day prior to the exercise date.

     SECTION 4.  ASSIGNMENT OR LOSS OF WARRANT.

          (a) Except as provided in Section 9, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     SECTION 5. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

          (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If at any time after April 4, 1996, the Company:
                                       3.

               (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (C) combines its outstanding shares of Common Stock into a smaller number of shares;

               (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (E) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) CURRENT MARKET PRICE. The current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for the 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, the price referred to above shall be the price reflected on the Nasdaq National Market, or if the Common Stock is not then traded on the Nasdaq National Market, the price reflected in the over-the counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

          (c) MINIMUM ADJUSTMENT. No adjustment in the Exercise Price of this Section 6 shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($.25) in such Exercise Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

          (d) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of
                                       4.

a record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

          (e) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent this Warrant becomes exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

          (f)  NOTICE OF CERTAIN ACTIONS.  In the event that:

               (A) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

               (B) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

               (C) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

               (D) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

               (E) the Company proposes to take any action (other than actions of the character described in subsection (a) of this Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6;

then the Company shall cause to be mailed by first-class mail to Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such

                                       5.

rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          (g) NO ADJUSTMENT UPON EXERCISE OF WARRANT. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of this Warrant.

     SECTION 7. OFFICERS' CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by Holder.

     SECTION 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of

                                       6.

the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (a) of Section 6.

     SECTION 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

     SECTION 10.  REGISTRATION RIGHTS.

          (a) If at any time prior to the Expiration Date, the Company shall determine to register any of its Common Stock, for its own account or for the account of others on a Registration Statement on Form S-1 or Form S-3, the Company will:

               (A) promptly give Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities); and

                                       7.

               (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all shares of Common Stock of the Company obtained upon exercise of this Warrant (the "Registrable Securities") specified in a written request or requests by Holder, received by the Company within twenty (20) days after such written notice is given, requesting inclusions in such registration.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 10(a)(A). In such event, the right of Holder to registration pursuant to this Section 10 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein.

          Holder shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all the Registrable Securities from such registration and underwriting.

          If Holder disapproves of the terms of any such underwriting, Holder may select to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

          (c) The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) for the Form S-1 or Form S-3 registration.

          (d) If requested by the underwriters, Holder, or any assignee of Holder, will not sell or otherwise transfer or dispose of any securities of the Company held by Holder for a period of up to 180 days following a public offering by the Company of its capital stock.

          (e) (A) The Company will indemnify Holder, each of Holder's officers, directors, partners and agents, and each person controlling Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 10, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation (or alleged violation) by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such

                                       8.

registration, qualification or compliance, and will reimburse Holder, each of its officers, directors, partners and agents, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by Holder or such underwriter and stated to be specifically for use therein.

          (B) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such holder, each of its directors, officers, and partners and agents and each person controlling such other holder, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, its directors, officers, legal counsel, accountants, underwriters, control persons and such other holders and each such holder's directors, officers, partners, agents and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder hereunder shall be limited to an amount equal to the proceeds to Holder for Registrable Securities sold as contemplated herein.

          (C) Each party entitled to indemnification under this Section 10(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at the Indemnified Party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if

                                      9.

representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 10(e) only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     SECTION 11. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

     SECTION 12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     SECTION 13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

     SECTION 14. WARRANT VALUE. Holder and the Company hereby agree that the value of this warrant is $1,000.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of __________, 1996.

                         BIOCIRCUITS CORPORATION


                         By:
                              Donald B. Hawthorne
                              Chief Financial Officer




                                      10.

                                  PURCHASE FORM


                                                       Dated ___________, 19____


     The undersigned hereby irrevocably elects to exercise the within Warrant No. 1996-___to purchase ______ shares of Common Stock and hereby makes payment of $_____________ in payment of the exercise price thereof.

                                   VENTURE LENDING



                                   By:
                                      ----------------------------

                                   Print Name:

                                   Title:
                                      -----------------------------

                                 ASSIGNMENT FORM


                                                        Dated _________, 19____



     FOR VALUE RECEIVED, Venture Lending hereby sells, assigns and transfers unto __________________________________________________ (the "Assignee"),
           (please type or print in block letters)

_____________________________________________________________________________
                       (insert address)
its right to purchase up to _______ shares of Common Stock represented by this Warrant No. 1996-___ and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                   VENTURE LENDING



                                   By:
                                     ---------------------------------
                                   Print Name:
                                              -------------------------
                                   Title:
                                         ------------------------------